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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               December 31, 1996
                       (Date of earliest event reported)


                              UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)




DELAWARE                                0-10372                      23-2154902
(State or other jurisdiction            (Commission File No.)        (IRS Employer Identification No.)
of incorporation or organization)



            118 PICKERING WAY, SUITE 104, EXTON, PENNSYLVANIA 19341
                    (Address of principal executive offices)


                                 (610) 363-8237
                          (Issuer's telephone number)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 1996, United Sales Corporation ("United"), a wholly owned subsidiary of Registrant, merged with Maxwell Dynamometer Systems, Inc., a Delaware corporation under common control with Registrant and in which Registrant held nine percent (9%) of the outstanding common stock, par value $1.00 per share (the "Maxwell Common Stock"). As a result, the business of Maxwell is now wholly owned by United, the surviving corporation which changed its name to Maxwell Dynamometer Systems, Inc. ("Maxwell"). Pursuant to the terms of the Agreement and Plan of Merger, the Maxwell Common Stock not already owned by Registrant was converted into 192,332 shares of Registrant's newly issued common stock, par value $.001 per share and 500,000 shares of Registrant's newly issued Class A Convertible Preferred Stock, par value $10.00 per share (the "Preferred Stock"). The Agreement and Plan of Merger gives Registrant a first right of refusal to repurchase the Preferred Stock, in the event that the original holder thereof receives a bona fide offer to purchase any or all of that stock. In March 1997, Capital Idea, Inc., the holder of the Preferred Stock, agreed to pledge the Preferred Stock as collateral for a loan to the Company. In exchange, the Company amended the terms of the Preferred Stock to provide that it is convertible into Common Stock at the rate of one share of Common Stock for each share of Preferred Stock and that the Preferred Stock will have the same voting rights as Common Stock.

         Maxwell is engaged in the business of manufacturing and installing customized dynamometer systems, particularly large dynamometer systems used in the testing of trucks and buses. In addition, Maxwell is the owner of certain technology utilized by Registrant in the dynamometer systems which Registrant manufactures for use in automobile emissions testing. Maxwell is located in Exton, Pennsylvania, in a leased facility consisting of approximately 3,500 square feet of office space and approximately 7,000 square feet of manufacturing space.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Financial statements for the business operation acquired by Registrant as of the date hereof are included in Registrant's Form 10-KSB filed on March 31, 1997.

EXHIBIT NO.
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10.1*            Agreement and Plan of Merger, dated December 31, 1996, among
                 Maxwell Dynamometer Systems, Inc., UNIDYNE Corporation and United Sales Corporation.

10.2*            Certificate of Designation for Class A Convertible Preferred
                 Stock.

10.3 Unanimous Written Consent in Lieu of Special Meeting of Board of Directors amending terms of Class A Convertible Preferred Stock.
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*        Previously filed.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 31, 1997                        /s/ C. Eugene Hutcheson
                                            ------------------------
                                            C. Eugene Hutcheson
                                            Chairman, Chief Executive Officer
                                            and President